Exhibit 99.3


                               TRENWICK GROUP INC.
                                     AMENDED
                             1993 STOCK OPTION PLAN

     1. Purpose. This Plan is intended to strengthen the ability of the Company and its Subsidiaries to attract and retain Qualified Employees of outstanding competence by providing them with added incentive to render high levels of performance and effective service in connection with their employment through the opportunity for common stock ownership and benefits of common stock appreciation.

     2. Definitions. For the Purposes of the Plan, except where the context otherwise indicates, the following definitions shall apply:

     "Board" means the Board of Directors of the Company.

     A "Change in Control" shall be deemed to have occurred at such time as:

     a. Any person within the meaning of Section 16(d) of the Securities Exchange Act of 1934, other than the Company, a subsidiary or any employee benefit plan(s) sponsored by the Company or any subsidiary, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of fifty percent (50%) or more of the Company's issued and outstanding shares of common stock, or shares of capital stock at any time issued by the Company representing fifty percent (50%) or more of the voting rights of all shares of stock issued by the Company;

     b. Individuals who constitute the Board of Directors on December 15, 1993 cease for any reason to constitute a majority at least thereof, provided that any person becoming a director subsequent to December 15, 1993, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three quarters of the directors comprising the Board on December 15, 1993 (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such person were a member of the Board on December 15, 1993;

     c. Trenwick consolidates with, or merges with and into, any other person (other than a subsidiary of Trenwick), and Trenwick is not the continuing or surviving corporation of such consolidation or merger;

     d. Any person (other than a subsidiary of Trenwick) consolidates with, or merges with and into, Trenwick, and Trenwick is the continuing or surviving corporation of such consolidation or merger, and in connection with such consolidation or merger, all or part of the outstanding shares of common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property;



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     e.  Trenwick  sells  or  otherwise   transfers  (or  one  or  more  of  its
subsidiaries sells or otherwise transfers), in one transaction or in a series of related transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of Trenwick and its subsidiaries (taken as a whole) to any person or persons (other than Trenwick or subsidiaries of Trenwick);

     f. Any person commences a tender offer (as defined in Rule 14d-2 as promulgated by the Securities and Exchange Commission) for fifty percent (50%) or more of Trenwick's outstanding shares of common stock.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Compensation Committee or any other committee designated by the Board to have administrative responsibility with respect to the Plan.

     "Common stock" means the Company's common stock, par value $0.10.

     "Company" means Trenwick Group Inc.

     "Date of Exercise" of an Option or a Stock Appreciation Right ("SAR") means the date upon which written notice thereof is received by the Company's Corporate Secretary.

     "Date of Grant" means the date Restricted Shares, an Option or any related SARs become effective under the terms of the governing Restricted Stock Agreement or Option Agreement.

     "Exercise Notice" means a written notice from an Optionee to the Company, made on a form and in a manner as the Committee may from time to time determine, pursuant to which the Optionee irrevocably elects to exercise all or any portion of an Option and irrevocably directs the Company to deliver the common stock certificate to be issued to such Optionee upon such Option exercise directly to a "broker" or "dealer" (within the meaning of Section 3 (a) of the Securities Exchange Act of 1934, as amended from time to time). An Exercise Notice must be accompanied by or contain irrevocable instructions to the broker or dealer (i) to promptly sell a sufficient number of shares of such common stock, or to loan the Optionee a sufficient amount of money, to pay the exercise price for the Options, and (ii) to promptly remit such sum to the Company upon the broker's or dealer's receipt of the certificate.

     "Fair Market Value" means the fair market value of common stock determined by the Committee.

     "Incentive Stock Option" means an Option granted as an incentive stock option as defined in Section 422A of the Code.

     "Non-Employee Director" means "non-employee director" as defined in Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time.

     "Non-Qualified Stock Option" means an Option that does not qualify as an Incentive Stock Option or is so stated to be a Non-Qualified Stock Option upon issuance. The terms of the Option Agreement for a Non-Qualified Stock Option shall expressly state that the Option is a Non-Qualified Stock Option.


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

     "Option" means the rights granted to a Qualified Employee to purchase common stock pursuant to the terms and conditions of an Option Agreement, including both Incentive Stock Options and Non-Qualified Stock Options.

     "Option Agreement" means a written agreement (and any amendment or supplement thereto) between the Company and a Qualified Employee designating the terms and conditions of an Option, including any related SAR.

     "Optionee" means a Qualified Employee to whom an Option and any related SAR are granted.

     "Plan" means Trenwick Group Inc. 1993 Stock Option Plan.

     "Qualified Employee" means any person employed on a full-time basis by the Company or a Subsidiary whose performance, in the judgement of the Committee, could have or did have a significant effect on either (or both) the current or long-term success of the Company or a Subsidiary (or both).

     "Restricted Shares" means common stock which shall be non-transferable and subject to forfeiture to the Company until vested.

     "Restricted Stock Agreement" means a written agreement (and any amendment or supplement thereto) between the Company and a Qualified Employee evidencing the number of shares of common stock granted.

     "Stock Appreciation Right" or "SAR" means a right (which shall not exist separately from a related unexercised Option) granted to the terms and conditions of an Option Agreement to surrender an unexercised Option, or some portion of an unexercised Option, and to receive from the Company either shares of common stock (valued at Fair Market Value on the Date of Exercise of the SAR), cash, or a combination thereof, equal in amount to the excess of the aggregate Fair Market Value (on the Date of Exercise of the SAR) of the shares as to which the Option is surrendered, over the aggregate Option price of such shares, subject to any limitations in Section 7. Notwithstanding any other provision of this Plan or of an Option Agreement to the contrary, in no event shall the amount payable to the Optionee upon exercise of a SAR related to an Incentive Stock Option exceed one hundred (100%) percent of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the common stock at the Date of Exercise of the SAR.

     "Subsidiary" means any entity of which, at the time such Subsidiary status is to be determined, at least fifty (50%) percent of the combined voting power of such entity is directly or indirectly owned or controlled by the Company.

     3. Administration of the Plan The Plan shall be administered by the Committee (whose members shall be appointed by the Board) consisting solely of three or more members of the Board who are Non-Employee Directors. A majority of the Committee shall constitute a quorum, and all acts of the Committee must be approved by a majority (at least two) of its members.



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


Subject to the provisions of the Plan, the Committee shall have authority in its sole discretion:

         (a) To interpret the provisions of the Plan and decide all questions of fact arising in its application;

         (b) To prescribe, amend and rescind rules and regulations relating to the Plan;

         (c) To determine the Qualified Employees to whom, the time or times at which, the price at which, and the extent to which Restricted Shares, Options and any SARs shall be granted based upon the nature of the services rendered or to be rendered by the persons it deems eligible, their past, present and potential contributions to the success of the Company and/or any of its Subsidiaries their other compensation from the Company or any Subsidiary, and such other factors as the Committee in its discretion shall deem relevant;

         (d)      To determine, upon their issuance but not thereafter, the time
         when Restricted Shares   are vested;

         (e) To determine, upon their issuance but not thereafter, the time or times when Options and any SARs become exercisable and the duration of the exercise period;

         (f) To determine whether any shares of common stock under any Option must be purchased before any related SAR becomes exercisable;

         (g) To prescribe and amend the form or forms of the Restricted Stock Agreement and Option Agreement;

         (h) To determine the form or forms of consideration which will be accepted by the Company from an Optionee in payment of the purchase price upon the exercise of an Option; and

         (i) To determine which Options shall be Incentive Stock Options and which Options shall be Non-Qualified Stock Options.

         The Committee's determinations of the foregoing shall be final and conclusive.

     4. Eligibility Restricted Shares, Options and any SARs may be granted under the Plan only to Qualified Employees. Any Qualified Employee may be granted and may hold more than one award of Restricted Shares, more than one Option and more than one SAR. In no event shall an Incentive Stock Option be granted to a Qualified Employee if the grant of such Incentive Stock Option would cause the aggregate Fair Market Value (on the Date of Grant) of the common stock with respect to which Incentive Stock Options are exercisable for the first time by such Qualified Employee during any calendar year (under all plans of the Company and any parent or subsidiary corporations of the Company within the meaning of Code Section 425) to exceed $100,000.

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


     5. Shares Available Subject to adjustment as provided in Section 10 hereof:

         (a) An aggregate of 1,800,000 shares of common stock will be available and reserved for issue or transfer with respect to Restricted Shares, Options or SARs granted under the Plan.

         (b) When the right to purchase shares pursuant to an Option is surrendered on exercise of a SAR, whether such right is settled in cash, common stock or a combination thereof, the aggregate number of shares covered by the related Option shall be reduced by the number of shares with respect to which the SAR was exercised, and such shares shall not be available for granting further Options and SARS.

         (c) No Qualified Employee including the Chief Executive Officer of the Company may receive more than 450,000 Restricted Shares, Options or SARs granted under the Plan.

         (d) If an Option shall terminate for any reason without having been exercised in full or surrendered on exercise of a SAR, the unpurchased and non-surrendered shares subject thereto shall become available for further Restricted Shares, Options and SARs.

         (e) In applying the limitation on the number of Restricted Shares, Options or SARs that can be received by a Qualified Employee as set forth in paragraphs (c) and (d) of this Section 5, the principles of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, shall govern.

         (f) In the case of Options or SARs, the maximum amount of compensation payable to a Qualified Employee attributable to the exercise of Options or SARs under the Plan shall be equal to the maximum number of shares of common stock for which Options or SARs can be granted to a Qualified Employee under Section 5 hereof multiplied by the excess of the Fair Market Value of the common stock on the date of the exercise over the aggregate Option price of such shares as determined under Section 7 hereof.

     6. Restricted Shares Restricted Shares shall be granted subject to the following conditions:

         (a) The number of Restricted Shares granted to a Qualified Employee in any one calendar year shall be determined by the Committee and shall be based on a percentage of such qualified employees' salary as a group, such percentage not to exceed twenty five (25%) percent of the gross annual aggregate salaries of such employees, divided by the Fair Market Value of the Company's stock on the day prior to the Date of Grant.

         (b) Restricted Shares shall vest ratably over a five (5) year period from the Date of Grant or pursuant to such other vesting schedule as the Committee shall approve at the time of grant. The Restricted Stockholder may make provision for the payment of all or any part of any taxes which the Company is obligated to collect or withhold with respect to the vesting of Restricted Shares by (i) the delivery to the Company of full shares of common stock, valued at Fair Market Value, that have been held for at least six (6) months or (ii) by electing to have the Company withhold whole shares of common stock, valued at Fair Market Value, from the vested Restricted Shares to be delivered to the Restricted Stockholder.


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

         (c) Upon the occurrence of a Change in Control, subject to any limitation set forth in the Restricted Stock Agreement, all restrictions shall lapse and all Restricted Shares shall be deemed to have vested.

         (d)  Forfeiture of Restricted Shares:

              (i) Restricted Shares which have not vested in the hands of the Restricted Stockholder shall be forfeited to the Company upon voluntary or involuntary termination of the Restricted Stockholder's employment with the Company for any reason;

              (ii) Notwithstanding the foregoing, upon death or disability, a Restricted Stockholder shall be considered to be vested for those Restricted Shares which would have otherwise vested in the year such death or disability occurred.

         (e) Each certificate representing shares issued to a Restricted Stockholder which have not vested shall be retained by the Company and shall bear a legend that complies with applicable law with respect to the restrictions on transferability:

     "The shares represented by this certificate are subject to restrictions on transferability imposed by that certain instrument entitled the 1993 Stock Option Plan adopted December 15, 1993 as from time to time amended which limits transferability and subjects these shares to forfeiture to Trenwick Group Inc. in certain instances."

     Nothing in the Plan or in any Restricted Stock Agreement shall in any way diminish the right of the Company or any Subsidiary to reduce the compensation or to terminate the employment of any Restricted Stockholder or Qualified Employee.

     7.  Options  Each  Option  granted  shall  be  subject  to  the   following
         conditions:

         (a) The Option price per share of common stock shall be set by the Option Agreement but shall in no instance be less than one hundred (100%)
percent of the Fair Market Value on the Date of Grant with respect to any Option.

         (b) Each Option will become exercisable in part or in full on the date or dates specified in the Option Agreement.

         (c) Upon the occurrence of a Change in Control of the Company, subject to any limitation set forth in the Option Agreement, all outstanding Options shall become immediately exercisable in full.

         (d)  Each Option and any related SARs shall terminate:

                  (1) If the Optionee is then living, at the earliest of the following times:

                        (i)  ten years after the Date of Grant of the Option;



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


                        (ii) five years after termination of employment because of retirement;

                        (iii) one  month  after  termination of employment other
                  than termination because of retirement or through discharge for cause provided, however, that if any Option is not fully exercisable at the time of such termination of employment, such Option shall expire on the date of such termination of employment to the extent not then exercisable;

                        (iv) immediately upon termination of employment through discharge for cause; or

                        (v) any earlier time set forth in the Option  Agreement.

                  (2) If the Optionee dies while employed by the Company or any Subsidiary, or if no longer so employed, prior to termination of the entire Option under Section 7(d)(1)(ii) or (iii) hereof, one hundred and eighty (180) days after the date of death. To the extent an Option is exercisable after the death of the Optionee, it may be exercised by the person or persons to whom the Optionee's rights under the Option Agreement have passed by will or by the applicable laws of descent and distribution.

         (e) If the Optionee exercises any Option or SAR with respect to some, but not all, of the shares of common stock subject to such Option or SAR, the right to exercise such Option or SAR with respect to the remaining shares shall continue until it lapses or terminates. No Option shall be exercisable except in respect of whole shares. The exercise of an Option or SAR may be made with respect to no fewer than ten shares at one time unless fewer than ten shares remain subject to the Option or SAR.

         (f) Any exercise of an Option shall be effective on the Date of Exercise, provided the full purchase price of such shares or an effective Exercise Notice has been tendered with the notice of exercise. Payment of the purchase price upon the exercise of any Option shall be made in cash (including check, bank draft or money order), by the delivery of full shares of common stock valued at Fair Market Value (but only if such shares have been held by the Optionee for at least six (6) months), by promissory note (containing such terms and conditions as the Committee may in its discretion determine) or by any combination thereof. The Optionee may make provision for the payment of all or any part of any taxes which the Company is obligated to collect or withhold with respect to the issue or transfer of any common stock underlying an Option by (i) the delivery to the Company of full shares of common stock, valued at Fair Market Value, that have been held for at least six (6) months or (ii) electing to have the Company withhold whole shares of common stock, valued at Fair Market Value, from the shares to be delivered to the Optionee upon the exercise.

     Nothing in the Plan or in any Option Agreement shall in any way diminish the right of the Company or any Subsidiary to reduce the compensation or to terminate the employment of any Optionee or Qualified Employee.

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


         8. Stock Appreciation Rights. The Committee may in its discretion grant SARs either concurrently with or subsequent to the Date of Grant of the related Option. A SAR shall be evidenced by provisions in the Option Agreement or an amendment or supplement thereto. SARs shall be subject to the following terms and conditions:

         (a) Grant. The number of shares of common stock covered by a SAR shall not exceed the number of shares of common stock covered by the related Option.

         (b) Exercise.  A SAR shall be exercisable, in whole or in part, at such
         time or times, on the  conditions and to the  extent set forth in   the
         Option  Agreement but in no event will such SAR be exercisable;

                  (i) At any time that the related Option is not exercisable; or

                  (ii) At any time that the Fair Market Value of a share of common stock does not exceed the Option price of the related Option share.

         (c)  A SAR will terminate on the same date as the related Option.

     An Optionee shall be entitled upon exercise of a SAR to receive payment in the amount described in the definition of "Stock Appreciation Right". In connection with tile exercise of a SAR, the Optionee thereof may, subject to the provisions of the following paragraph, request by application to the Committee to receive payment in the form of cash, shares of common stock, or a combination thereof. However, the Committee, in its sole discretion, shall determine the form of payment.

     9. Limitations on Common Stock. Any shares of common stock issued or transferred pursuant to the Plan shall not be sold, transferred or otherwise disposed of by Restricted Stockholders or Optionees except in compliance with applicable registration requirements of state and federal securities laws unless in the opinion of counsel for the Company, such sale, transfer or disposition is exempt from registration.

     10. Adjustment of Shares. If any change is made in the common stock subject to the Plan, or subject to Restricted Shares, any Option or SAR, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, rights offerings, change in corporate structure of the Company, or otherwise, the Board in its discretion may make appropriate adjustments as to the number and type of securities subject to and reserved for issue or transfer under the Plan and, in order to prevent dilution or enlargement of the rights of Restricted Stockholders, Optionees, the number of Restricted Shares or number of Options, type and Option price of securities subject to outstanding Options and SARs.

     11.  Non-transferability.  Each   share  of  Restricted  Shares  shall   be
nontransferable  and subject to forfeiture to the Company until vested.

     No Option or SAR is transferable by the Optionee other than by will or the laws of descent and distribution, and no Option or SAR is exercisable during the Optionee's lifetime by anyone other than the Optionee.



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


     12. Stockholder's Rights. The Restricted Stockholder shall have all rights relative to the Restricted Shares, including the right to vote and to collect dividends.

     Neither the Optionee nor the Optionee's legal representative, legatees or distributees, as the case may be, shall have any of the rights or privileges of a stockholder of the Company by virtue of the grant of an Option or SAR except with respect to any shares of common stock actually issued or transferred of record and delivered to one of the aforementioned persons.

     13. Termination, Suspension or Modification of Plan. The Board may at any time terminate, suspend or modify the Plan. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Restricted Stockholder or Optionee under the terms of Restricted Shares, Options or SARs granted before the date of such termination, suspension or modification, unless such Restricted Stockholder or Optionee shall consent thereto.

     14. Governing Laws. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

     15. Term. Unless previously terminated by the Board, the Plan shall terminate at the close of business on December 14, 2003. No Restricted Shares, Options or SARs shall be granted at2er Plan termination, but such termination shall not affect any Restricted Shares, Options or SARs previously granted.

     16. Approval. The Plan shall become effective on December 15, 1993 but shall be subject to approval by vote of the stockholders of the Company at the 1994 Annual Meeting.

     17. Cancellation and Substitution of Options Upon Business Combination. Notwithstanding anything to the contrary contained in the Plan, at the "Effective Time" (as defined in the Amended and Restated Agreement, Schemes of Arrangement and Plan of Reorganization among LaSalle Re Holdings Limited, LaSalle Re Limited, the Company and Trenwick Group Ltd., formerly Gowin Holdings International Limited ("Trenwick Bermuda") dated as of March 20, 2000 (the "Business Combination Agreement")), each outstanding Option under the Plan, whether or not then vested or exercisable, shall be assumed by Trenwick and converted into an option to acquire, on the same terms and conditions as were applicable under such Option prior to the Effective Time, an equivalent number of "New Holdings Shares" (as defined in the Business Combination Agreement).





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